Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statement (Form F-3 No. 333-280302), and

(2)Registration Statement (Form S-8 No. 333-270303) pertaining to the Freightos Limited 2022 Long-Term Incentive Plan and Tradeos Ltd. 2012 Global Incentive Option Plan of Freightos Limited;

of our report dated March 26, 2026, with respect to the consolidated financial statements of Freightos Limited included in this Annual Report (Form 20-F) of Freightos Limited for the year ended December 31, 2025.

/s/ Kost Forer Gabbay & Kasierer
A Member of EY Global

Haifa, Israel
March 26, 2026